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Number	WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., MINNEAPOLIS TIME, ON SEPTEMBER 29, 2003 SHALL BECOME VOID	Warrants
WS-	OXBORO MEDICAL, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA WARRANT CERTIFICATE
THIS CERTIFIES THAT
WARRANTS CUSIP
, OR REGISTERED ASSIGNS, IS THE REGISTERED HOLDER OF

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(the "Warrants"), expiring at 5:00 p.m., Minneapolis time, on September 29, 2003 (the "Expiration Date"), to purchase Common Stock, $.01 par value per share (the "Common Stock"), of OXBORO MEDICAL, INC., a Minnesota corporation (the "Company"). The Warrants may be exercised at any time from 9:00 a.m., Minneapolis time, on       to 5:00 p.m., Minneapolis time, on the Expiration Date. Each Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., Minneapolis time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the Exercise Price (as defined in the Warrant Agreement referred to below), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of       , 2000 (the "Warrant Agreement'), duly executed and delivered by the Company to WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the Purchase Form on the reverse side hereof properly completed and executed, together with payment of the Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

  Payment of the Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order to the Company or by any combination thereof.

  The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant, and the Exercise Price of each Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

  Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange of this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

  The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

  WITNESS the facsimile seal of the Company and the facsimile signatures of the Company's duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:	OXBORO MEDICAL, INC.
WELLS FARGO BANK MINNESOTA, N.A.	BY	Attest:
AS WARRANT AGENT

BY
Authorized Signature	Its PRESIDENT	Its SECRETARY

TO:    Oxboro Medical, Inc.

Wells Fargo Bank Minnesota, N.A., Warrant Agent

PURCHASE FORM
(To be executed by the Registered Holder in Order to Exercise Warrant Certificates)

    The undersigned hereby irrevocably elects to exercise this Warrant, according to the terms and conditions hereof, and to purchase for cash              Shares of Common Stock issuable upon exercise of this Warrant, and herewith makes payment of the exercise price $    thereof, and requests that certificates for such Shares be issued in the name of the undersigned or his assignee as indicated on the Assignment Form below.

Please insert social security or other identifying number of registered holder of certificate	(Name—Please Print) (Address)
Dated:	(Signature)*
* NOTICE—The signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.

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ASSIGNMENT FORM
(To be Executed By the Registered Holder in Order to Transfer the Warrant)

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers its right to purchase                     shares of Common Stock represented by the attached Warrant Certificate unto

(Please print or type name and address, including postal zip code, of Assignee)
(Social Security or other identifying number of assignee:                    ) and does irrevocably constitute and appoint                                      attorney to transfer the Warrant Certificate on the records of the Company with full power of substitution in the premises.

Date:                     ,        .

Social Security number of Assignee	Signature(s)*

                      * NOTICE—The signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.

Signatures Guaranteed:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature guarantee program) pursuant to S.E.C. Rule 17Ad-15

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PURCHASE FORM (To be executed by the Registered Holder in Order to Exercise Warrant Certificates)
ASSIGNMENT FORM (To be Executed By the Registered Holder in Order to Transfer the Warrant)